Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Prospectus and under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated February 8, 2001 with respect to the financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 23, 2001 with respect to the financial statements of American Enterprise Variable Annuity Account (comprised of subaccounts UCMG1, UCMG4, PCMG1, UFIF2, UFIF3, UFIF4, UMGD2, UMGD4, PMGD1, UNDM4, PNDM1, USPF1, USPF2, USPF3, USPF4, USCA1, USCA4, PSCA1, UCAP1, UCAP2,
UCAP4, PCAP1, UDDT1, UDDT2, UDDT3, UDDT4, UVAL1, UVAL2, UVAL4, PVAL1, UGIP1, UGIP2, UGIP3, UGIP4, UPRG1, UPRG2, UPRG3, UPRG4, UTEC1, UTEC2, UTEC3, UTEC4, UEGL1, UEGL2, UEGL3, UEGL4, UEGI1, UEGI2, UEGI3, UEGI4, UEMS1, UEMS2, UEMS3,
UEMS4,  UEOM1,  UEOM2,  UEOM3,  UEOM4, UESC1, UESC2, UESC3, UESC4, UESI2, UESI3,
UESI4,  UMDC1,  UMDC2,  UMDC4,  PMDC1, UCOF1, UCOF2, UCOF3, UCOF4, UHIP1, UHIP2,
UHIP3,  UHIP4,  USMC1,  USMC2,  USMC4, PSMC1, UMSS1, UMSS2, UMSS4, PMSS1, UDMS2,
UDMS3,  UDMS4,  UINT1,  UINT3,  UINT4, UGRS1, UGRS2, UGRS3, UGRS4, UNDS1, UNDS2,
UNDS4,  PSND1,  UTRS1,  UTRS2,  UTRS4, PSTR1, UGIN2, UGIN4, PGIN1, UINO1, UINO2,
UINO3, UINO4, UVIS1, UVIS2, UVIS3 and UVIS4), included in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4, No. 333-92297) and related Prospectus for the registration of the American Express New Solutions(SM) Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.




/s/Ernst & Young LLP
   -----------------
Minneapolis, Minnesota
July 11, 2001